EXHIBIT 99.1

October 16, 2015

Dear Fellow Shareholders,

I would like to share our recent developments and provide further insight on our strategy and brand portfolio.

Fiscal 2015 Results:

We achieved record net sales in the fiscal year ended June 30, 2015; almost $16 million. Our Wholesale channel experienced growth of 20%, primarily due to higher sales to (and through) Amazon, and increased market acceptance of our eco-compression packaging.

Our management team focused on three areas during this past year. These areas included:

1) perfecting our eco-compression packaging, never being satisfied with the status quo and always looking to further reduce the average package size. To this end, we further reduced the package size of our most popular products by an average of 45% during the year. The reduced package size significantly reduces the shipping cost for our products and allows them to fit on many more retail shelves.

2) acquiring new equipment that increased our production capacity, allowing us to produce more without a corresponding increase in labor costs. Our new foam reprocessing equipment provides a 250% increase in throughput with a 70% reduction in the number of seasonal employees needed to operate the equipment.

3) a continued focus on selling our products in the mass market. We recognize that the greatest potential for the Company lies in selling our products through mass market channels. Our three-acre manufacturing plant can easily support annual net sales in excess of $60 million and the quickest way to achieve that goal is by selling our products through mass market channels. To that end, we continue to develop and expand our relationships with mass market customers like Amazon, Brookstone, CVS, Overstock, Target, Vitamin Shoppe, and many others.

Information Statement

The enclosed information statement is being furnished to you to inform you of the following actions that were approved by the Board of Directors and adopted and ratified by the majority shareholder. First, we decided that the Company name should be changed to better reflect our growing family of consumer brands and, as a result, subject to FINRA review, the Company name is being changed from Liberator, Inc. to Luvu Brands, Inc., effective November 5, 2015. Our quotation symbol will remain OTCQB: LUVU. Secondly, 5 million shares of common stock are being reserved for issuance under the Company’s 2015 Equity Incentive Plan. This action is being taken to align the interests of our employees and consultants with those of our shareholders

Looking Forward:

Your Company is at a strategic inflection point as we evolve to become a collection of branded consumer products for the mass market. The Company was founded with a spirit of sustainability and a lofty objective to market and manufacture imaginative lifestyle products. Our three global lifestyle brands reflect our passion and vision for momentum and our future growth. Within our Liberator®, Jaxx®, and Avana® brands, we showcase our unique products, inspired designs, excellence in craft and unparalleled value. We believe that everything we do must begin and end with a drive to anticipate and fulfill our customer desires.

Across all brands, we operate an integrated business model with multiple and/or shared channels of distribution including retail, drop-ship, shop-within-shop, international partnerships, and direct to consumer websites.

Below, we profile our brands and our accomplishments to date:

Liberator®

Liberator is known for creating intimate products with a simple yet compelling idea reflected in our tagline, "Bedroom Adventure Gear”. Our tagline aligns with what has remained the core of the Liberator brand philosophy which is dedicated to helping our customers discover fun and uniquely captivating products for bedroom play that evoke an authentic change in sexual performance. Now, as an iconic brand category, Liberator continues to expand into mainstream and international markets with novel vacuum compressed packaging that is one-third the original size, allowing it to fit on every retail shelf. Today, you will find Liberator being sold by some of the top web retailers including Target, Vitamin Shoppe, Amazon, Walgreens, Brookstone, and by virtually every domestic brick and mortar retailer selling personal pleasure products.

Jaxx® Casual Living

Jaxx® is design-focused and excels in creative casual seating. Our initial beanbag line has evolved into an ever growing collection of sofas, loveseats, children’s furniture, outdoor patio seating and bead-filled pool floats, all designed for fashion, comfort and an unmatched lounging experience. Repurposing our excess foam trim from manufacturing and reducing our carbon footprint are all part of our core values. Today, Jaxx, in its vacuum compressed point-of-purchase packaging, can be found in over 200 Brookstone retail stores and offered through major web retailers including Wayfair, Amazon, Hammacher Schlemmer and many others.

Avana® Comfort

Launched in 2014, Avana® has transformed the look, feel and function of how personal comfort products are perceived. Avana grew out of the simple idea that useful “top-of-the-bed” comfort cushions and props could also be both stylish and comfortable. With the belief that good design solves a problem with straightforward solutions, the brand uses a memory foam blended construction to deliver happiness to our customers. As a brand, it represents smart design and creative ideas to help people who live with an assortment of health issues or those just resting, relaxing or sleeping in bed. Offering bed wedges, back supports, specialty pillows and massage platforms that project the brand's sensibilities, Avana speaks to an expanding collection of discerning customers in the U.S. through web retailers like CVS, Hammacher Schlemmer, Sharper Image, Brookstone and Amazon.

CREATL™ Design

In addition to its core brands, Luvu Brands also operates the CREATL™ Design Group, a private brand design and development division for mass market customers seeking private label products, customizations or entirely unique concepts. Jaxx currently shares a dual label project with Brookstone for a novel beanbag offered for sale in its retail stores. Similar contracts are underway with Hammacher Schlemmer and Vitamin Shoppe.

For more information visit www.luvubrands.com – our “happenings” section will keep you abreast of developments and events on a per brand basis as they occur. Our investor relations section also contains our current news and most recent financial reports.

We feel that this change in the Company’s scope and direction, along with positive change in sales and profits, will reflect in a dramatic uplift in our shareholder value. I want you to know we are working tirelessly to bring this about every day. Please feel free to call at any time or visit with us when in Atlanta. We appreciate your continued support.

Wishing you the best for a happy and healthy holiday season,

Sincerely,

/s/ Louis S. Friedman

Louis S. Friedman

Chairman and Chief Executive Officer

This correspondence contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company's and its subsidiaries' businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will" and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company's and its subsidiaries' rebranding efforts, expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate acquisitions and/or other businesses; the Company's ability to successfully rebrand itself with a new name; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.